Exhibit 10.1

PROMISSORY NOTE

$346,000	April 18, 2024

NOW THEREFORE FOR VALUE RECEIVED, the undersigned, Kidpik Corp., a Delaware corporation (the “Borrower”), hereby promises to pay to the order of Nina Footwear Corp., a Delaware corporation (the “Lender”), Three Hundred and Forty-Six Thousand Dollars ($346,000) (the “Principal”), plus Interest thereon and as applicable, as discussed below, in lawful money of the United States of America, which shall be legal tender, bearing interest and payable as provided herein. The Borrower and the Lender are party to that certain March 29, 2024, Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Kidpik Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of the Borrower (“Merger Sub”), which contemplates Lender merging with and into Merger Sub and continuing as the surviving entity, and as a wholly-owned subsidiary of the Borrower. In anticipation of the merger contemplated by the Merger Agreement, the Borrower has requested that the Lender loan the Principal to the Borrower, and the Borrower has agreed to provide such loan on and subject to the terms hereof.

1. Effective Date. This Promissory Note (this “Note” or “Promissory Note”) is entered into on, and effective on, April 18, 2024 (the “Effective Date”).

2. Defined Terms. Certain capitalized terms used below have the meanings given to such terms in Section 16.

3. Interest. The Principal amount of this Note shall accrue interest based on the Standard Interest Rate, compounded at the end of each calendar month (“Standard Interest”), beginning at the end of the first calendar month following the Effective Date (“Monthly Interest”). If not paid in full on the Maturity Date and/or if an Event of Default occurs hereunder, the Principal and Accrued Interest shall accrue interest at the Default Interest Rate, compounded monthly (at the end of each calendar month), until paid in full (“Default Interest” and together with Standard Interest, “Interest”). All computations of Interest shall be made on the basis of twelve 30-day months and where applicable, for the actual number of days elapsed.

4. Weekly Amortization Payments. Borrower agrees to pay the Lender a weekly amortization payment in the amount of $14,605.20 (each a “Weekly Payment”); on or before the last business day of each week (each the “Weekly Payment Date”), with the first such Weekly Payment due on April 26, 2024, until the earlier of (x) the Maturity

Date (when the entire then outstanding balance of this Note shall be due and payable), (y) the date that the Principal balance and all accrued Interest owed on this Note has been repaid in full, or (z) the closing of the Merger Agreement, which all outstanding Principal and Interest hereon shall be forgiven by the Lender.

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

5. Maturity Date. The “Maturity Date” of this Note shall be the earlier of (a) October 31, 2024; and (b) the date that the Lender has provided Borrower written notice of an Acceleration (or if applicable, the date the amount due hereunder is automatically subject to Acceleration).

6. Optional Prepayments. This Note may be prepaid in whole or in part, at any time and from time to time without penalty (each a “Prepayment”).

7. Application of Payments. Unless an Event of Default under this Note has occurred and is continuing, all payments made by Borrower under this Note will be applied: (i) first, to late charges, costs of collection or enforcement, and similar amounts due, if any, under the Note; (ii) second, to Accrued Interest that is due and payable under this Note, if any; and (iii) third, the remainder to Principal due and payable under this Note. If an Event of Default under this Note has occurred and is continuing, all payments made by Borrower under this Note will be applied to the sums due under this Note in any order or combination that Lender may determine, in its sole discretion. Lender’s records shall be conclusive evidence, absent manifest error, of the amount outstanding under this Note at any time.

8. Payments Due on Non-Business Days. If any payment of Principal or Interest on this Note shall become due on a non-Business Day, such payment shall be made on the preceding Business Day.

9. No Impairment of Obligations of Borrower. No provision of this Note shall alter or impair the obligation of Borrower to pay the Principal of and Interest on this Note at the times, places and rates, and in the coin or currency, herein prescribed.

10. Maximum Rate Limitation. Notwithstanding anything to the contrary in this Note or any other agreement entered into in connection herewith, whether now existing or hereafter arising and whether written or oral, it is agreed that the aggregate of all Interest and any other charges constituting interest, or adjudicated as constituting interest, and contracted for, chargeable or receivable under this Note or otherwise in connection with this loan transaction, shall under no circumstances exceed the Maximum Rate.

11. Events of Defaults. If an Event of Default (as defined herein) occurs (unless all Events of Default have been cured or waived by Lender), the Principal and Accrued Interest under this Note shall accrue Interest at the Default Interest Rate, (a) Lender may, by written notice to the Borrower, declare the Principal amount then outstanding of, and the Accrued Interest, if any, and all other amounts payable on, this Note to be immediately due and payable, if an Event of Default is triggered by any section below other than any of Sections (e)(ii) through (vi), and (b) if the Event of Default is triggered by any of Sections (e)(ii) through (vi) below, the Principal amount then outstanding of, and the Accrued Interest, if any, and all other amounts payable on, this Note, shall be immediately due and payable (as applicable (a) or (b), an “Acceleration”). The following events and/or any other Events of Default defined elsewhere in this Note are “Events of Default” under this Note:

(a) the Borrower shall fail to pay, when and as due, the Principal or Interest, payable hereunder, and such failure shall not have been cured within three (3) days following the written notice thereof from the Lender to the Borrower; or

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

(b) the Borrower shall have breached in any material respect any term, condition or covenant in this Note, and, with respect to breaches capable of being cured, such breach shall not have been cured within ten (10) Business Days following the written notice thereof from the Lender to the Borrower, as applicable; or

(c) any material representation or warranty of the Borrower made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith or therewith shall be false or misleading in any material respect as of the date made; or

(d) the occurrence of a Material Adverse Effect which is not cured by the Borrower within ten (10) Business Days; or

(e) the Borrower shall: (i) make an assignment for the benefit of creditors, file a petition in bankruptcy, petition or apply to any tribunal for the appointment of a custodian, receiver or a trustee for it or a substantial portion of its assets; (ii) commence any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation or statute of any jurisdiction, whether now or hereafter in effect; (iii) have filed against it any such petition or application in which an order for relief is entered or which remains undismissed for a period of ninety (90) days or more; (iv) indicate its consent to, approval of or acquiescence in any such petition, application, proceeding or order for relief or the appointment of a custodian, receiver or trustee for it or a substantial portion of its assets; or (v) suffer any such custodianship, receivership or trusteeship to continue undischarged for a period of ninety (90) days or more; or

(f) the dissolution or liquidation of Borrower; or

(g) the Borrower shall take any action authorizing, or in furtherance of, any of the foregoing.

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

12. Rights Upon the Occurrence of an Event of Default. In case any one or more Events of Default shall occur and be continuing, Lender may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or for an injunction against a violation of any of the terms hereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise. No course of dealing and no delay on the part of Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice Lender’s rights, powers or remedies. No right, power or remedy conferred by this Note upon Lender shall be exclusive of any other right, power or remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise.

13. Maximum Rate. If from any circumstance any holder of this Note shall ever receive Interest or any other charges constituting interest, or adjudicated as constituting interest, the amount, if any, which would exceed the Maximum Rate shall be applied to the reduction of the Principal amount owing on this Note, and not to the payment of Interest; or if such excessive interest exceeds the unpaid balance of Principal hereof, the amount of such excessive interest that exceeds the unpaid balance of Principal hereof shall be refunded to Borrower. In determining whether or not the interest paid or payable exceeds the Maximum Rate, to the extent permitted by applicable law (i) any non-Principal payment shall be characterized as an expense, fee or premium rather than as Interest; and (ii) all Interest at any time contracted for, charged, received or preserved in connection herewith shall be amortized, prorated, allocated and spread in equal parts during the period of the full stated term of this Note.

14. Definitions. Unless otherwise required by the context in which a defined term appears, or otherwise set forth, the following terms shall have the meanings specified in this Section 16. Terms that are defined in other Sections of this Note shall have the meanings given to such terms in those Sections.

(a) “Accrued Interest” means any and all accrued and unpaid Interest on this Note.

(b) “Business Day” means any day except Saturday, Sunday or any day on which banks are authorized by Law to be closed in the state of New York.

(c) “Default Interest Rate” means the rate of five percent (5%) per annum.

(d) “Governmental Authority” means the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government.

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

(e) “Material Adverse Effect” means a material adverse effect on (a) the business, assets, properties, liabilities (actual or contingent), operations, condition (financial or otherwise) of the Borrower; (b) the validity or enforceability of this Note; (c) the rights or remedies of the Lender hereunder; or (d) the Borrower’s ability to perform any of its material obligations hereunder.

(f) “Maximum Rate” shall mean the maximum rate of non-usurious interest allowed by applicable federal or state law.

(g) “Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity.

(h) “Principal Persons” means any officer, director, owner, key employee or other Person with primary management or supervisory responsibilities with respect to a party, or any other Person.

(i) “Standard Interest Rate” means 0% per annum.

15. Waiver of Demand and Presentment. Except as provided herein, Borrower and any sureties, guarantors and endorsers of this Note jointly and severally waive demand, presentment, notice of nonpayment or dishonor, notice of intent to accelerate, notice of acceleration, diligence in collecting, grace, notice and protest, and consent to all extensions without notice for any period or periods of time and partial payments, before or after maturity, without prejudice to the Lender. The Lender shall similarly have the right to deal in anyway, at any time, with one or more of the foregoing parties without notice to any other party, and to grant any such party any extensions of time for payment of any of said indebtedness, or to grant any other indulgences or forbearance whatsoever, without notice to any other party and without in any way affecting the personal liability of any party hereunder.

16. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Note and any signed agreement or instrument entered into in connection with this Note, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (email) or downloaded from a website or data room (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Note and deliver such form to all other parties. No party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

17. Governing Law; Venue and Waiver of Jury Trial. It is the intention of the parties hereto that the terms and provisions of this Note are to be construed in accordance with and governed by the laws of the State of New York, except as such laws may be preempted by any federal law controlling the rate of Interest which may be charged on account of this Note. The parties hereby consent and agree that, in any actions predicated upon this Note, venue is properly laid in New York and that the Circuit Court in and for New York, New York, shall have full subject matter and personal jurisdiction over the parties to determine all issues arising out of or in connection with the execution and enforcement of this Note. AS A SPECIFICALLY BARGAINED INDUCEMENT FOR EACH OF THE PARTIES TO ENTER INTO THIS NOTE (EACH PARTY HAVING HAD OPPORTUNITY TO CONSULT COUNSEL), EACH PARTY EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS NOTE.

18. Successors and Assigns. This Note shall be binding upon the Borrower, and Borrower’s heirs, executors, administrators, successors and permitted assigns and inure to the benefit of the Lender named herein and Lender’s respective successors and assigns. Each holder of this Note, by accepting the same, agrees to and shall be bound by all of the provisions of this Note. Lender may assign this Note or any of its rights, interests or obligations to this Note without the prior written approval of Borrower, but with written notice to, the Borrower. The term “Borrower” as used herein in every instance shall include the Borrower’s successors, heirs, executors, administrators, legal representatives and assigns, including all subsequent grantees, either voluntarily by act of the Borrower or involuntarily by operation of law and shall denote the singular and/or plural and the masculine and/or feminine and natural and/or artificial persons, whenever and wherever the contexts so require or properly apply. The term “Lender” as used herein in every instance shall include the Lender’s successors, legal representatives and assigns, as well as all subsequent assignees and endorsees of this Note, either voluntarily by act of the parties or involuntarily by operation of law, subject where applicable to applicable law. Captions and paragraph headings in this Note are for convenience only and shall not affect its interpretation.

19. Attorneys’ Fees. Anything else in this Note to the contrary notwithstanding, in any action arising out of this Note, the prevailing party shall be entitled to collect from the non-prevailing party all of its attorneys’ fees. For the purposes of this Note, the party who receives or is awarded a substantial portion of the damages or claims sought in any proceeding shall be deemed the “prevailing” party and attorneys’ fees shall mean the reasonable fees charged by an attorney or a law firm for legal services and the services of any legal assistants, and costs of litigation, including, but not limited to, fees and costs at trial and appellate levels.

20. Severability. In the event any one or more of the provisions contained in this Note shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Note shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

21. Amendments and Modifications. This Note may not be changed orally, but only by an agreement in writing, signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

22. Entire Agreement. This Note constitutes the entire agreement of the parties regarding the matters contemplated herein and therein, or related thereto, and supersedes all prior and contemporaneous agreements, and understandings of the parties in connection therewith.

23. Construction. Wherever the context hereof shall so require, the singular shall include the plural, the masculine gender shall include the feminine gender and the neuter and vice versa. The headings, captions and arrangements used in this Note are for convenience only and shall not affect the interpretation of this Note.

24. Notices. All notices, approvals, consents, requests, and other communications hereunder shall be in writing and shall be delivered (i) by personal delivery, or (ii) by national overnight courier service, or (iii) by certified or registered mail, return receipt requested, or (iv) via facsimile transmission, with confirmed receipt, or (v) via email. Notice shall be effective upon receipt except for notice via fax (as discussed above) or email, which shall be effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 24, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 24, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’). Such notices shall be sent to such party’s address as set forth on the signature page hereof, subject to notice of changes thereof from any party with at least ten (10) Business Days’ notice to the other party. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice as of the date of such rejection, refusal or inability to deliver.

25. Failure or Indulgence Not Waiver. No failure or delay on the part of Lender hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

26. No Security. The Borrower’s obligations under this Note are not secured.

[Remainder of page left intentionally blank. Signature page follows.]

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

IN WITNESS WHEREOF, Borrower has duly executed this Promissory Note on April 18, 2024.

“Borrower”

Kidpik Corp.

By:	/s/ Jill Pasechnick
Name:	Jill Pasechnick
Title:	CAO

Address for notice:
200 Park Avenue South
NY, NY 10003
Attn:
Email:

“Lender”

Nina Footwear Corp.

By:	/s/ Ezra Dabah
Name:	Ezra Dabah
Title:	CEO

Address for notice:
200 Park Avenue South
NY, NY 10003
Attn:
Email:

Promissory Note

(Kidpik Corp. and Nina Footwear Corp.)

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